7788NY [2900 Westchester Avenue Purchase, New York 10577] Jackson National Life Insurance Company of New York® ADVISORY FEE FROM CONTRACT Thank you for choosing Jackson National Life Insurance Company of New York, also referred to as "the Company". This Advisory Fee From Contract endorsement is made a part of the Contract to which it is attached and is effective on the Issue Date of the Contract, unless the Supplemental Contract Data Page shows another Advisory Fee From Contract Effective Date for this endorsement. Certain provisions of Your Contract are revised as described below and are in effect as of the Advisory Fee From Contract Effective Date of this endorsement. To the extent any provisions in this endorsement are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this endorsement will control. The provisions of Your Contract remain in effect except where modified by this endorsement. THIS ENDORSEMENT ALLOWS FOR ADVISORY FEE WITHDRAWALS TO BE TAKEN FROM THE CONTRACT FOR PURPOSE OF PAYING AN ADVISORY FEE UP TO A MAXIMUM ANNUAL ADVISORY FEE WITHDRAWAL PERCENTAGE WHEN AN ELIGIBLE ADD-ON BENEFIT IS ELECTED AND DESCRIBES THE IMPACT OF ADVISORY FEE WITHDRAWALS ON ADD-ON BENEFIT VALUES. Advisory Fee Withdrawals are subject to the Withdrawal Provisions of the Contract and the terms of any Eligible Add-On Benefit, as shown on the Supplemental Contract Data Page, and attached to the Contract, except as described in this endorsement. There may be add-on benefits available for You to elect after issue of Your Contract that could terminate this endorsement ("ineligible add-on benefit(s)"). You are encouraged to seek advice from Your financial professional. The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract: All terms defined in the Contract that are used in this endorsement have the same definition as in the Contract. "ADVISORY FEE FROM CONTRACT EFFECTIVE DATE. The date shown on the Supplemental Contract Data Page. ADVISORY FEE WITHDRAWAL. Withdrawals taken from the Contract Value to satisfy the Owner's obligation to pay a financial professional directly pursuant to an advisory agreement pursuant to the Advisory Fee Withdrawal rules specified in the Withdrawal Provisions. ENDORSEMENT

7788NY 2 ADVISORY FEE WITHDRAWAL PERCENTAGE. The percentage of the Contract Value used to make an Advisory Fee Withdrawal. The Advisory Fee Withdrawal Percentage is calculated as A divided by B for each withdrawal of advisory fees taken, where: A = the amount withdrawn for the advisory fee; and B = the Contract Value at the end of the Business Day prior to the initiation of an Advisory Fee Withdrawal. MAXIMUM ANNUAL ADVISORY FEE WITHDRAWAL PERCENTAGE. The maximum percentage of Contract Value that can be withdrawn each Contract Year for the purpose of paying advisory fees without being treated as withdrawals under the terms of the Eligible Add- On Benefit, as shown on the Supplemental Contract Data Page. TOTAL ADVISORY FEE WITHDRAWAL PERCENTAGE. The sum of all Advisory Fee Withdrawal Percentages that occurred during a Contract Year." 2) The following language is added to the WITHDRAWAL PROVISIONS of the Contract: "ADVISORY FEE FROM CONTRACT. The Advisory Fee From Contract endorsement permits You to take Advisory Fee Withdrawals from the Contract for the purpose of paying an advisory fee to Your financial professional without being treated as withdrawals as described in any Eligible Add-On Benefit attached to the Contract, subject to the following: 1. You must provide written authorization to the Company authorizing us to accept and execute instructions from your third party financial professional to make withdrawals from Your Contract to pay advisory fees pursuant to a written agreement between You and Your third party financial professional. 2. The Total Advisory Fee Withdrawal Percentage will not be allowed to exceed the Maximum Annual Advisory Fee Withdrawal Percentage, as shown on the Supplemental Contract Data Page. 3. Advisory Fee Withdrawals will always reduce the Contract Value. 4. Advisory Fee Withdrawals will only be allowed if the withdrawal does not bring the Contract Value below the Minimum Contract Value, as shown in Your Contract. 5. Withdrawals other than for the purpose of paying the advisory fee are not modified by this endorsement and remain subject to the Withdrawal Provisions as described in the Contract and any attached add-on benefits. 6. Advisory Fee Withdrawals will satisfy all requirements set forth by the Internal Revenue Service to qualify as an expense of the contract for tax purposes. 7. You may terminate authorization for the direct deduction of advisory fees under this provision at any time by providing us with written notice of such termination. 8. If the Right to Examine Contract provision is exercised, as shown on the Contract cover, Advisory Fee Withdrawals taken prior to the expiration of the Right to Examine period will be refunded to You in full." TERMINATION. The Advisory Fee From Contract endorsement will terminate at the earliest of: 1. the date the Contract to which this endorsement is attached is terminated; 2. the date, after issue of the Contract, on which You elect an ineligible add-on benefit; and, 3. the date the Eligible Add-On Benefit is terminated.

7788NY 3 SUPPLEMENTAL CONTRACT DATA PAGE Contract Number: [1234567890] Owner: [John Doe] Joint Owner: [Jane Doe] Advisory Fee From Contract Effective Date: [August 1, 2025] Maximum Annual Advisory Fee Withdrawal Percentage: [1.25%] Eligible Add-On Benefit: Guaranteed Minimum Accumulation Benefit Signed for the Jackson National Life Insurance Company of New York President